Exhibit 10.5

NAVA HEALTH MD, LLC

ASSIGNMENT AGREEMENT

THIS AWARD GRANT AGREEMENT (this “Agreement”) is entered into as of this June 20 , 2021 (“Grant Date”), by and between NAVA HEALTH MD, LLC, a Delaware limited liability company, previously known as Nava Management, LLC (the “Company”), and Douglas Lord (“Recipient”).

EXPLANATORY STATEMENT

The Recipient is the Medical Director of the Company. The Recipient wishes to purchase certain Class B membership interests of the Company (the “Interests”). The Company has agreed to sell and assign the Interests to Recipient in accordance with the terms and subject to the conditions provided in this Agreement; and

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties to this Agreement hereby agree as follows:

1.             Sale and Assignment. In consideration of the sum of $351,500.00 (the “Purchase Price”), the Company hereby sells and assigns to Recipient 40,000 Class B Interests of the Company. Recipient, upon payment of the Purchase Price and joinder in the Company’s Amended and Restated Operating Agreement (pursuant to the Joinder Agreement attached hereto as Exhibit A), hereby accepts all right, title, and interest in the Interests.

2.             Restrictions. Recipient agrees that the Interests assigned to the Recipient hereunder are subject to restrictions on transfer set forth in this Agreement.

3.             Right of First Refusal. From and after the date of assignment of the Interests to Recipient, the Company shall have the first right to purchase any Interests proposed to be transferred to a third party by the Recipient. In the event the Recipient desires to accept a bona fide third-party offer for the transfer of any or all of the Interests (the “Target Interests”), the Recipient shall promptly deliver to the Company written notice of the intended disposition (“Disposition Notice”) and the basic terms and conditions thereof, including the identity of the proposed purchaser. The Company shall, for a period of fifteen (15) days following receipt of the Disposition Notice, have the right to repurchase all or any portion of the Target Interests upon the same terms and conditions specified in the Disposition Notice. Such right shall be exercisable by written notice (the “Exercise Notice”) delivered to the Recipient prior to the expiration of the fifteen (15) day exercise period. If such right is exercised, then the Company shall effect the repurchase of such Target Interests, including payment of the purchase price, not more than thirty (30) business days after the delivery of the Exercise Notice. At such time, the Recipient shall deliver to the Company the certificates representing the Target Interests to be repurchased, each certificate to be properly endorsed for transfer. Title to the Target Interests will pass concurrently with their delivery. Such delivery shall constitute a representation and warranty on the part of the Recipient that he has, and thereby conveys, good and marketable title to the Target Interests, free of all liens and encumbrances. In the event the Exercise Notice is not given by the Company to the Recipient within fifteen (15) days following the date of the Company’s receipt of the Disposition Notice, the Company shall be deemed to have waived its right of first refusal with respect to such proposed disposition.

4.             Company’s Repurchase Right upon Termination of Service.

(a)    Upon the termination of the Recipient’s engagement as Medical Director with Company for any reason, the Company shall have the right, but not the obligation, to purchase, and in such case the Recipient or the Recipient’s personal representative in the event of the death of the Recipient (the “Personal Representative”), shall sell to the Company, any Interests of the Recipient issued pursuant to this Agreement (“Repurchase Interests”), in accordance with the terms and procedures set forth below (“Repurchase Right”).

(b)    The Company’s Repurchase Right shall be at a price equal to (A) $ 1.00 if Recipient’s engagement as Medical Director for Company is terminated by the Company for Cause (as defined below), and (B) the Fair Market Value (as defined below) of the Repurchase Interests if the Recipient’s engagement as Medical Director for Company is terminated for any reason other than for Cause, including the death or Disability of the Recipient (in each case, the “Purchase Price”).

(c)    The Repurchase Right may be exercised at any time during the ninety (90) day period (“Repurchase Period”) following the Termination Date, by giving written notice to the holder of the Repurchase Interests prior to the expiration of the Repurchase Period. The notice shall indicate the number of Repurchase Interests to be repurchased and the date on which the repurchase is to be effected, such date to be not later than the last day of the Repurchase Period, provided that if the Purchase Price for the Repurchase Interests is the Fair Market Value, the closing shall take place not later than 45 days after the date the Fair Market Value is determined by the Board. At the closing, the Recipient or the Personal Representative, as the case may be, shall deliver to the Company the certificate or certificates representing the Repurchase Interests, duly endorsed in blank, or accompanied by an assignment separate from certificate duly endorsed in blank. Title to the Repurchase Interests will pass concurrently with their delivery. Such delivery shall constitute a representation and warranty on the part of the Recipient or Personal Representative, as the case may be, that he or she has, and thereby conveys, good and marketable title to the Repurchase Interests, free of all liens and encumbrances.

(d)    The Company shall pay the Purchase Price by cash or check, provided, however, that the Company, at its option, may pay the Purchase Price in five equal installments as follows: the first installment shall be paid at the closing of the purchase of the Repurchase Interests; the remainder of the Purchase Price shall be paid by the delivery of a promissory note to the Recipient that provides for four annual installment payments of the Purchase Price plus simple interest at the rate of five percent (5%) per annum to be paid beginning on the first anniversary of the Termination Date. Upon such payment of the Purchase Price to the holder of the Repurchase Interests at the closing, the Company and/or its assigns shall become the legal and beneficial owner of the Repurchase Interests and all rights and interest related thereto, and the Company shall have the right to cancel or transfer to its assigns the Repurchase Interests, without further action by such holder.

(e)    Whenever the Company shall have the right to purchase Repurchase Interests under this Repurchase Right, the Company may designate and assign one or more persons, to exercise all or a part of the Company’s Repurchase Right.

(f)     For purposes of this Agreement, "Cause" means an action or failure to act by the Recipient constituting fraud, misappropriation or intentional damage to the property or business of the Company; the commission of an act of deliberate and material dishonesty; the commission of a crime constituting a felony, or causing the Company to commit such a crime; a willful breach of or repeated failure by the Recipient to perform his or her duties; the unauthorized use or disclosure by the Recipient of any proprietary information or trade secrets of the Company or any other party to whom the Recipient owes an obligation of nondisclosure as a result of his or her relationship with the Company; the Recipient’s unlawful trading in the securities of the Company or another Company based on information gained as a result of the Recipient’s engagement or other relationship with the Company; or the Recipient’s willful breach of any of his obligations under any written agreement or covenant with the Company, including any non-competition or non-solicitation covenants.

(g)    For purposes of this Agreement, the “Fair Market Value” means, as it relates to Interests, as of the relevant date, the value determined by the Company’s third party accounting firm.

5.             Obligation to Transfer Interests; Power of Attorney. In the event the Recipient or Personal Representative, as the case may be, fails or refuses to deliver certificates representing Interests in accordance with any provision of this Agreement, the Recipient hereby authorizes the Company, in his name, place and stead, to effect such transfer of his Interests on the books of the Company in accordance with the terms of this Agreement, and hereby constitutes and appoints any officer of the Company as his true and lawful attorney-in-fact to execute and deliver all documents and instruments, including stock powers and assignments, as may be necessary to implement the provisions of this Agreement. This power is coupled with an interest, is irrevocable and shall not be affected by the death or disability of the Recipient.

6.            Investment Representations.

(a)             This Agreement is made in reliance upon the Recipient’s representation to the Company, which by its acceptance hereof the Recipient hereby confirms, that the Interests to be assigned will be acquired for investment for his own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that he or he has no present intention of selling, granting participation in, or otherwise distributing the same, but subject nevertheless to any requirement of law that the disposition of property shall at all times be within his control.

(b)             The Recipient understands that the Interests may not be sold, transferred, or otherwise disposed of without registration under the Securities Act of 1933, as amended (the “1933 Act”) or an exemption therefrom, and that in the absence of an effective registration statement covering the Interests or an available exemption from registration under the 1933 Act, the Interests must be held indefinitely. In particular, the Recipient is aware that the Interests may not be sold pursuant to Rule 144 or Rule 701 promulgated under the 1933 Act unless all of the conditions of the applicable Rules are met. Among the conditions for use of Rule 144 is the availability of current information to the public about the Company. Such information is not now available, and the Company has no present plans to make such information available. The Recipient represents that it will not sell, transfer or otherwise dispose of the Interests except in a manner consistent with the representations set forth herein and then only in accordance with the provisions of this Agreement.

(c)             The Recipient agrees that in no event will it make a transfer or disposition of any of the Interests unless and until (i) the Recipient shall have (A) notified the Company of the proposed disposition, (B) furnished the Company with a statement of the circumstances surrounding the disposition, and (C) complied with all requirements for transfer provided in this Agreement, and (ii) if requested by the Company, the Recipient at its expense shall have furnished to the Company either (A) an opinion of counsel, reasonably satisfactory to the Company, to the effect that such transfer may be made without registration under the 1933 Act or (B) a “no action” letter from the Securities and Exchange Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Securities and Exchange Commission that action be taken with respect thereto.

(d)             Recipient further acknowledges that the Company has provided no advice or representations to Recipient regarding the tax consequences of this Agreement, and that Recipient has been advised to seek the advice and consultation of its own personal tax advisers with respect to such tax consequences.

7.            Legends. Any certificates representing the Interests shall bear the following legends giving notice of restrictions on transfer of such Interests under the Securities Act and under this Agreement as follows:

THE SALE, TRANSFER, HYPOTHECATION, NEGOTIATION, PLEDGE, ASSIGNMENT, ENCUMBRANCE OR OTHER DISPOSITION OF THIS CERTIFICATE AND THE INTERESTS REPRESENTED HEREBY ARE RESTRICTED BY AND ARE SUBJECT TO ALL OF THE TERMS, CONDITIONS AND PROVISIONS OF A CERTAIN AWARD GRANT AGREEMENT DATED AS OF                            BETWEEN THE RECIPIENT AND THE COMPANY, WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO ANY STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS.

8.             NO EFFECT ON TERMS OF EMPLOYMENT. THIS AGREEMENT SHALL NOT CONFER UPON RECIPIENT ANY RIGHT WITH RESPECT TO CONTINUATION OF RECIPIENT’S EMPLOYMENT WITH THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH THE RIGHT OF RECIPIENT OR THE COMPANY TO TERMINATE RECIPIENT’S EMPLOYMENT WITH THE COMPANY AT ANY TIME FOR ANY REASON WITH OR WITHOUT CAUSE OR CHANGE THE TERMS OF EMPLOYMENT OF RECIPIENT.

9.             Maryland Law. This agreement is to be construed in accordance with and governed by and enforced in accordance with the internal laws of the State of Maryland without giving effect to any conflicts of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Maryland to the rights and duties of the parties. Jurisdiction and venue for any dispute arising from the Agreement will be exclusively in the state or federal courts for Baltimore County, Maryland.

10.          Waiver of Trial by Jury. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN CONNECTION WITH ANY ACTION OR PROCEEDING INSTITUTED UNDER OR RELATING TO THIS AGREEMENT, OR ANY OTHER DOCUMENT EXECUTED PURSUANT HERETO, OR IN CONNECTION WITH ANY COUNTERCLAIM RESULTING FROM ANY SUCH ACTION OR PROCEEDING.

11.           Notice. All notices and other communications under this Agreement shall be in writing and shall be effective upon delivery to the party to be notified, on the date of delivery by a nationally recognized overnight courier. All notices and other communications to the Company shall be sent to its principal executive office, and to Recipient at his address in the records of the Company.

12.           Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company. Where the context permits, “Recipient” as used in this Agreement shall include Recipient’s executor, administrator or other legal representative or the person or persons to whom Recipient’s rights pass by will or the applicable laws of descent and distribution.

13.           Entire Agreement. This Agreement constitutes the entire agreement of the parties concerning the matters set forth and supersedes any understanding or agreement, oral or written.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

NAVA HEALTH MD, LLC		RECIPIENT:
a Delaware limited liability company

By:	/s/ Bernaldo Dancel	/s/ Douglas Lord
	Bernaldo Dancel, CEO	Douglas Lord

Address:

Exhibit A

JOINDER TO OPERATING AGREEMENT OF NAVA HEALTH MD, LLC

This Joinder Agreement of NAVA HEALTH MD, LLC (this “Joinder Agreement”) is made effective as of June 20, 2021, by the undersigned (the “Joining Member”).

WHEREAS, NAVA HEALTH MD, LLC, a Delaware limited liability company (the “Company”) and its members are parties to that certain Amended and Restated Operating Agreement, dated as of March 21, 2017, as amended from time to time (the “Operating Agreement”);

WHEREAS, the Joining Member is acquiring 40,000 Class B membership interests of the Company (the "Interests") pursuant to an Assignment Agreement dated as of the date hereof (the “Assignment”); and

WHEREAS, pursuant to the Assignment, the Joining Member has agreed to join and to be bound by the terms of the Operating Agreement, a copy of which has been provided to the Joining Member, and become a Member of the Company.

NOW, THEREFORE, in consideration of the mutual agreements set forth in the Operating Agreement and as a condition of issuance of the Interest to the Joining Member, the Joining Member hereby joins and agrees to continue to be bound by the Operating Agreement.

IN WITNESS WHEREOF, the Joining Member has executed this Joinder Agreement to the Operating Agreement, under seal, the date first above written.

JOINING MEMBER:

/s/ Douglas Lord	(SEAL)
Douglas Lord